Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION
OF
FIRST FINANCIAL CORPORATION

            We the undersigned natural persons of the age of twenty-one years or more, all of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

            The name of the corporation is First Financial Corporation.

ARTICLE TWO

            The period of its duration is perpetual.

ARTICLE THREE

            The purposes for which the corporation is organized are, subject to the provisions of the Federal Bank Holding Company Act of 1956, as follows:

(1)            To transact, promote and carry on the business of a bank holding company in all of its aspects; to own, hold and control the shares of stock of banks, banking associations and other corporations and associations and to exercise all the rights, powers and privileges incident to such ownership and control; and to manage, control, furnish services to and perform services for such banks, banking associations, corporations and associations.

(2)            To acquire by purchase, exchange, subscription or otherwise, and to receive, own, hold for investment or otherwise, sell, exchange, mortgage, pledge, hypothecate and otherwise deal with or dispose of in any manner any of the shares of the capital stock, any voting trust certificates in respect of the shares of capital stock, scrip; warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest, all of which are hereinafter collectively referred to in these Articles as "securities", issued or created by any banking or other corporations, associations or other entities or persons or by any government, governmental subdivision, or agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership thereof.

(3)            To organize or cause to be organized, reorganized, consolidated, merged or liquidated and to take charge of, to the extent permitted by law, any corporation, association or other entity whether formed under the laws of the United States of America, any state, territory or other governmental unit thereof, or of any other state, country, nation or government.

(4)            To act as representative or agent in any capacity of any bank, banking association, corporation, association or other entity which is a subsidiary, immediate or through another subsidiary, of the corporation or of which any securities are in any manner, directly or indirectly, held by the corporation or any such subsidiary or in which the corporation or any such subsidiary may be or become otherwise interested, and in connection therewith to develop, promote, conduct, manage, operate, improve, extend or liquidate any of the business or properties thereof, and to aid, conduct, manage or operate any lawful enterprise in relation thereto.

(5)            To aid by loan, or subsidy, and (insofar as is permitted by Article 1302 - 2.06 of Vernon's Annotated Civil Statutes of the State of Texas) by guarantee or in any other lawful manner any corporation, association or other entity of which any securities are in any manner directly or indirectly, held by the corporation or in which the corporation or any such corporation, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock or the payment of the principal of, or the interest on any obligations issued or incurred by any such corporation, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held or guaranteed by the corporation.

(6)            To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith and to have and exercise the powers conferred by Article 2.02 of the Texas Business Corporation Act and to have and exercise all such other powers and to carry on all such other business activities as are not forbidden by the Statutes of the State of Texas or the United States of America or by any other law or by these Articles of Incorporation.

(7)            To carry out the purposes hereinabove set forth in any state, territory, district, possession or dependency or any political subdivision thereof, of the United States of America, or in any foreign country, colony or political subdivision thereof, to the extent that such purposes are not forbidden by the law of such state, territory, district, possession or dependency, or political subdivision thereof, of the United States of America or by such foreign country, colony or political subdivision thereof, or by the United States of America.

(8)            It is the intent that each of the aforesaid purposes shall be independent of and shall not be restricted by any of the other aforesaid purposes, and it is further the intent that each of the aforesaid purposes may be pursued independently or in connection with any of the other aforesaid purposes.

ARTICLE FOUR

            The aggregate number of shares which the corporation shall have authority to issue is Five Hundred Thousand (500,000) of no par value.  At the time this amendment becomes effective all shares then issued and outstanding, being 100 shares of the par value of $10.00 each, shall be divided and converted into 183,750 shares of no par value.

            A.            Cumulative Voting for Directors.  Cumulative voting is expressly prohibited.  At each election of Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote.  No shareholder shall be entitled to cumulate his votes by giving one candidate as many votes as shall equal the number of such Directors multiplied by his shares, or by distributing such votes no the same principle among any number of candidates.

            B.            Preemptive Rights.  No shareholder of the corporation, by reason of such stock ownership, shall have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issue of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of securities, either in whole or in part, to the existing shareholders of any class.

ARTICLE FIVE

            The corporation may enter into contracts or transact business with one or more of its directors, officers, or stockholders, or with any corporation, association, trust company, organization, or other concern in which any one or more of its directors, officers, or stock olders are directors, officers, trustees, shareholders, beneficiaries, or stockholders, or otherwise interested in other contracts or transactions in which any one or more of its directors, officers, or stockholders is in any way interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any wise affected by the fact that such directors, officers or stockholders of the corporation have, or may have interests which are, or might be adverse to the interests of the corporation, even though the vote or action of directors, officers or stockholders having such adverse interests may have been necessary to obligate the corporation upon such contract or transaction.  At any meeting of the Board of Directors of the corporation (or any duly authorized committee thereof) which shall authorize or ratify any such contract or transaction, any such director or directors, may vote or act thereat with like force and effect as if he had not such interest, provided, in such case the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed, or shall have been known to the directors of a majority thereof.  A general notice that a director or officer is interested in any corporation or other concern of any kind above referred to shall be a sufficient disclosure as to such director or officer with respect to all contracts and transactions with such corporation or other concern.  No director shall be disqualified from holding office as director or officer of the corporation by reason of any such adverse interests.  In the absence of fraud, no director, officer, or stockholder having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof, or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer, or stockholder be accountable for any gains or profits realized thereon.

ARTICLE SIX

            The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of duty.  Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders, or otherwise.

ARTICLE SEVEN

            The corporation will not commence business until it has received for the issuance of its shares consideration in the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

ARTICLE EIGHT

            The Post Office address of its registered office is 224 First National Building, Waco, Texas, and the name of its registered agent at such address is Robert A. Mann

ARTICLE NINE

            The number of directors constituting the initial Board of Directors is three (3), and the name and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Howard Hambleton
811 Washington Avenue
P. O. Box k950
Waco, Texas

W. Earl Harrison
811 Washington Avenue
P. O. Box 950
Waco, Texas

E. B. Burleson
811 Washington Avenue
P. O. Box 950
Waco, Texas

ARTICLE TEN

            The names and addresses of the incorporators are:

Howard Hambleton
811 Washington Avenue
P. O. Box 950
Waco, Texas

W. Earl Harrison
811 Washington Avenue
P. O. Box 950
Waco, Texas

E. B. Burleson
811 Washington Avenue
P. O. Box 950
Waco, Texas

            IN WITNESS WHEREOF, we have hereunto set our hands this 7th day of July, 1964.

/s/ Howard Hambleton
Howard Hambleton

/s/ W. Earl Harrison
W. Earl Harrison

/s/ E. B. Burleson
E. B. Burleson

THE STATE OF TEXAS            X

COUNTY OF McLENNAN            X

            I, Synclara Shipp, a Notary Public, do hereby certify that on this 7th day of July, 1964, personally appeared before me, Howard Hambleton, W. Earl Harrison, and E. B. Burleson, who each being by me first duly sworn severally declared, that they are the persons who signed the foregoing document as incorporators, and that the statements contained therein are true.

 /s/ Synclara Shipp
Notary Public in and for
McLennan County, Texas

Synclara Shipp, Notary Public
In and for McLennan County, Texas
My commission expires June 1, 1965

            DATED this 13th day of July, 1970.

FIRST FINANCIAL CORPORATION

BY:            /s/ Robert A. Mann
                 Robert A. Mann, its President

BY:            /s/ D. T. Hicks Jr.
                  D. T. Hicks, Jr., its Secretary

STATE OF TEXAS                          X

COUNTY OF McLENNAN            X

            I, Ruby Mae Hope, a Notary Public, do hereby certify that on this 13th day of July, 1970, personally appeared before me, Robert A. Mann, who being by me first duly sworn declared that he is the President of First Financial Corporation, that he signed the foregoing document as President of such corporation, and that the statements therein contained are true.

/s/ Ruby Mae Hope
Notary Public in and for
McLennan County, Texas

RUBY MAE HOPE, Notary Public
in and for McLennan County, Texas